                                        EXECUTION COPY

SECOND AMENDMENT AND CONSENT, dated as of September 28, 2006 (this “Amendment”), to the $400,000,000 FIVE-YEAR REVOLVING CREDIT AGREEMENT dated as of April 14, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”), among THE READER’S DIGEST ASSOCIATION, INC., a Delaware corporation (the “Company”), the BORROWING SUBSIDIARIES party thereto (the “Borrowing Subsidiaries”), the LENDERS party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, THE ROYAL BANK OF SCOTLAND PLC, as Syndication Agent, and COMMERZBANK AG, NEW YORK BRANCH, HSBC BANK USA, NATIONAL ASSOCIATION and WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents.

WITNESSETH:

WHEREAS, the Lenders have agreed to extend credit to the Borrowers on the terms and subject to the conditions set forth in the Revolving Credit Agreement;

WHEREAS, the Company and certain of its Subsidiaries are considering entering into a series of transactions, as a result of which (a) Verlag DAS BESTE GmbH, a company incorporated under the laws of Germany (the “German Subsidiary”), and The Reader’s Digest Association Limited, a company incorporated under the laws of England and Wales (the “English Subsidiary”), will cease to be directly held wholly owned subsidiaries of the Company and will instead become indirectly held wholly owned subsidiaries of the Company (other than for a 10% interest in the German Subsidiary which shall continue to be directly held by the Company) and (b) Pegasus Netherlands Services C.V., a limited partnership formed under the laws of The Netherlands (the “New Foreign Holding Company”), will become (i) a wholly owned subsidiary of the Company, with a general partnership interest constituting approximately 99% of all partnership interests therein being held directly by the Company and a limited partnership interest constituting approximately 1% of all partnership interests therein being held indirectly by the Company and (ii) the direct or indirect holder of various foreign subsidiaries of the Company, including the German Subsidiary (other than for a 10% interest therein which shall continue to be directly held by the Company) and the English Subsidiary (such series of transactions as set forth in clauses (a) and (b), the “Reorganization”);

WHEREAS, attached hereto as Exhibit A is an organizational structure chart of the Company and certain of its Subsidiaries, as such structure exists prior to the Reorganization;

WHEREAS, attached hereto as Exhibit B is an organizational structure chart of the Company and certain of its Subsidiaries, as such structure is expected to exist following consummation of the Reorganization; and

WHEREAS, in connection with the Reorganization, the Company has requested that the Lenders consent to certain transactions, amend the Pledge Agreement and terminate each of the Foreign Pledge Agreements related to the German Subsidiary and the English Subsidiary, and the Lenders whose signatures appear on the signature pages hereof, constituting at least the Required Lenders, are willing to consent to such transactions, such amendment and such terminations on the terms and subject to the conditions set forth herein;

WHEREAS, the Company has also requested that the Lenders amend certain provisions of the Revolving Credit Agreement and the Lenders whose signatures appear on the signature pages hereof, constituting at least the Required Lenders, are willing to amend the Revolving Credit Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the recitals hereto) have the meanings assigned to them in the Revolving Credit Agreement.

SECTION 2. Satisfaction of Requirements of Sections 5.09 and 5.10. Upon the Reorganization Effective Date, the obligations of the Company under Sections 5.09 and 5.10 of the Revolving Credit Agreement, to the extent such obligations relate to the Reorganization, shall be deemed satisfied.

SECTION 3. Satisfaction of Requirements of Section 6.05. Upon the Reorganization Effective Date, the requirements of Section 6.05 of the Revolving Credit Agreement, to the extent such requirements relate to the Reorganization, shall be deemed satisfied.

SECTION 4. Consent of Lenders to Amendment to Pledge Agreement. Upon the Reorganization Effective Date, the Lenders whose signatures appear on the signature pages hereto, constituting at least the Required Lenders, hereby consent to the amendment of the Pledge Agreement, substantially in the form of Exhibit C hereto (the “Pledge Agreement Amendment”) (with such changes to Schedule II thereto approved by the Collateral Agent and the Company as shall be necessary to properly reflect the pledge of 65% of the issued and outstanding partnership interests of the New Foreign Holding Company), and hereby authorize and direct the Collateral Agent to execute and deliver such amendment.

SECTION 5. Consent of Lenders to Release of German Subsidiary and English Subsidiary. Upon the Reorganization Effective Date, the Lenders whose signatures appear on the signature pages hereto, constituting at least the Required Lenders, hereby:

(a) consent to the release of the pledges of 65% of the Equity Interests of each of the German Subsidiary and the English Subsidiary, the reassignment to the Company of any and all rights and claims assigned by the Company under the Foreign Pledge Agreements related thereto, and the termination of such Foreign Pledge Agreements;

(b) authorize and direct the Collateral Agent, on behalf of and in the name of such Lenders, to so release such pledges, reassign such rights and claims and terminate such agreements; and

(c) in connection with the release of the Equity Interests of the German Subsidiary, the reassignment to the Company of any and all rights and claims assigned by the Company under the Foreign Pledge Agreement related thereto, and the termination of such Foreign Pledge Agreement, (i) authorize the Collateral Agent to appoint any agents or attorneys to execute and deliver any document, or otherwise to act, on behalf of and in the name of the Collateral Agent for such purposes, (ii) authorize the Collateral Agent to do any and all acts and to make any and all declarations which are deemed necessary or appropriate by the Collateral Agent for such purposes, (iii) approve, pursuant to Section 185 of the German Civil Code, the acts performed and declarations made by the Collateral Agent or its representatives or attorneys-in-fact (including, but not limited to, those before a notary in Basel, Switzerland) in connection with such purposes, and (iv) hereby relieve the Collateral Agent from the self-dealing restrictions imposed by Section 181 of the German Civil Code.

SECTION 6. Waiver of Pledge Requirement Related to Selection du Reader’s Digest S.A. Upon the Reorganization Effective Date, the Lenders whose signatures appear on the signature pages hereto, constituting at least the Required Lenders, hereby waive the provisions of paragraph (c) of the definition of “Collateral Requirement” in the Revolving Credit Agreement to the extent that such provisions require the Company to pledge 65% of the voting Equity Interests of Selection du Reader’s Digest S.A. on account of the financial results of the Company as of the fiscal year ended June 30, 2006. Such waiver shall be deemed to be effective as of June 30, 2006.

SECTION 7. Amendment of Section 1.01. Upon the Covenant Effective Date, the pricing table in the definition of “Applicable Rate” in Section 1.01 of the Revolving Credit Agreement is hereby amended and restated in its entirety to read as follows:

“ Pricing Table

Consolidated Leverage Ratio	Eurodollar Spread	ABR Spread	Commitment Fees
Level 1 ≥4.0	2.25%	1.25%	0.500%
Level 2 ≥3.5 and <4.0	2.00%	1.00%	0.500%
Level 3 ≥3.25 and <3.5	1.75%	0.75%	0.500%
Level 4 ≥3.0 and <3.25	1.50%	0.50%	0.375%
Level 5 ≥2.5 and <3.0	1.25%	0.25%	0.250%
Level 6 ≥2.0 and <2.5	1.00%	0.00%	0.200%
Level 7 ≥1.5 and <2.0	0.75%	0.00%	0.175%
Level 8 <1.5	0.50%	0.00%	0.150%
”

SECTION 8. Amendment of Section 6.09. Upon the Covenant Effective Date, Section 6.09 of the Revolving Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 6.09. Consolidated Leverage Ratio. The Company will not permit the Consolidated Leverage Ratio (a) as of September 30, 2006, to be greater than 4.75 to 1.00; (b) as of December 31, 2006, to be greater than 4.25 to 1.00; (c) as of March 31, 2007, to be greater than 4.00 to 1.00; and (d) as of the last day of any fiscal quarter ending after March 31, 2007, to be greater than 3.50 to 1.00.”

SECTION 9. Restriction on Share Repurchases. Notwithstanding anything to the contrary in the Revolving Credit Agreement, during the period from the Covenant Effective Date to and including June 30, 2007, the Company and its Subsidiaries shall not make any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Company; provided, however, that the foregoing shall not restrict the ability of the Company to make any such payments in an aggregate amount not exceeding $5,000,000 pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company; provided, further, however, that the foregoing shall not restrict the ability of the Company to make any such payments in an aggregate amount not exceeding $30,000,000 if, as of the last day of the then most recently ended fiscal quarter, the Consolidated Leverage Ratio of the Company, as set forth in the certificate related to such fiscal quarter delivered by the Company pursuant to Section 5.01(c) of the Revolving Credit Agreement, is less than or equal to 3.50 to 1.00; provided, further, however, that if the Company makes any such payment pursuant to the immediately preceding proviso on or prior to March 31, 2007, upon the making of such payment, Section 6.09 of the Revolving Credit Agreement shall be amended and restated in its entirety to read as follows:

“SECTION 6.09. Consolidated Leverage Ratio. The Company will not permit the Consolidated Leverage Ratio (a) as of September 30, 2006, to be greater than 4.75 to 1.00; (b) as of December 31, 2006, to be greater than 4.25 to 1.00; and (c) as of the last day of any fiscal quarter ending after December 31, 2006, to be greater than 3.50 to 1.00.”

For all purposes under the Revolving Credit Agreement, this Section 9 shall be deemed to be a covenant set forth in Article VI of the Revolving Credit Agreement.

SECTION 10. Representations, Warranties and Agreements Related to the Reorganization. The Company, as to itself and each of its Subsidiaries, hereby represents and warrants to and agrees with each Lender and the Administrative Agent that:

(a) The representations and warranties set forth in Article IV of the Revolving Credit Agreement are true and correct in all material respects on and as of the Reorganization Effective Date and after giving effect to this Amendment and the Reorganization, with the same effect as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date.

(b) This Amendment has been duly authorized, executed and delivered by the Company and each Borrowing Subsidiary. Each of this Amendment and the Revolving Credit Agreement constitutes (assuming due execution and delivery by the Required Lenders) a legal, valid and binding obligation of the Company and each Borrowing Subsidiary, enforceable against the Company and each Borrowing Subsidiary in accordance with its terms, except as enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

(c) As of the Reorganization Effective Date, after giving effect to this Amendment and the Reorganization, no Default or Event of Default has occurred and is continuing.

SECTION 11. Representations, Warranties and Agreements Related to the Covenant Amendments. The Company, as to itself and each of its Subsidiaries, hereby represents and warrants to and agrees with each Lender and the Administrative Agent that:

(a) The representations and warranties set forth in Article IV of the Revolving Credit Agreement are true and correct in all material respects on and as of the Covenant Effective Date and after giving effect to this Amendment, with the same effect as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date.

(b) This Amendment has been duly authorized, executed and delivered by the Company and each Borrowing Subsidiary. Each of this Amendment and the Revolving Credit Agreement as amended hereby constitutes (assuming due execution and delivery by the Required Lenders) a legal, valid and binding obligation of the Company and each Borrowing Subsidiary, enforceable against the Company and each Borrowing Subsidiary in accordance with its terms, except as enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

(c) As of the Covenant Effective Date, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 12. Conditions to Effectiveness of Reorganization Related Terms. The terms of this Amendment contained in Sections 2 through 6 hereof shall become effective as of the date on which the following conditions are satisfied (the “Reorganization Effective Date”):

(a) The Administrative Agent shall have received duly executed counterparts hereof which, when taken together, bear the authorized signatures of the Company, the Borrowing Subsidiaries and Lenders constituting at least the Required Lenders.

(b) Each of the German Subsidiary and the English Subsidiary shall be or shall become on the Reorganization Effective Date a wholly owned indirect subsidiary of the New Foreign Holding Company (other than for a 10% interest in the German Subsidiary, which shall continue to be directly held by the Company).

(c) The Collateral Agent shall have received duly executed counterparts of (i) the Pledge Agreement Amendment, executed by the Company and each Borrowing Subsidiary and (ii) a Foreign Pledge Agreement relating to 65% of the partnership interests in the New Foreign Holding Company, in form and substance satisfactory to the Administrative Agent and the Company (the “New Dutch Pledge Agreement”), executed by the Company.

(d) The representations and warranties set forth in Section 10 hereof shall be true and correct on and as of the Reorganization Effective Date.

(e) The Agents shall have received favorable written opinions of (i) Clifford H. R. DuPree, Associate General Counsel of the Company, and (ii) Loyens & Loeff, Dutch counsel to the Collateral Agent, each in form and substance reasonably acceptable to the Agents.

(f) The Administrative Agent shall have received, on behalf of the Lenders, a certificate as to the good standing or subsistence, if and to the extent such concepts are relevant in The Netherlands, of the New Foreign Holding Company, dated as of a date near the Reorganization Effective Date, from the appropriate governmental authority, or other evidence reasonably satisfactory to the Administrative Agent as to the good standing of such entity.

(g) All fees payable and expenses reimbursable in connection with this Amendment (including the fees, charges and disbursements of Cravath, Swaine & Moore LLP, Lawrence Graham, Hengeler Mueller and Loyens & Loeff, counsel for the Agents) shall have been paid or shall simultaneously be paid in full to the extent invoiced.

The Administrative Agent shall notify the Company and the Lenders of the Reorganization Effective Date, and such notice shall be conclusive and binding.

Notwithstanding the foregoing, terms of this Amendment contained in Sections 2 through 6 hereof shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived pursuant to Section 10.02 of the Revolving Credit Agreement) at or prior to 5:00 p.m., New York City time, on December 27, 2006.

SECTION 13. Conditions to Effectiveness of Covenant Related Amendments. The terms of this Amendment contained in Sections 7 through 9 hereof shall become effective as of the date on which the following conditions are satisfied (the “Covenant Effective Date”):

(a) The Administrative Agent shall have received duly executed counterparts hereof which, when taken together, bear the authorized signatures of the Company, the Borrowing Subsidiaries and Lenders constituting at least the Required Lenders.

(b) The representations and warranties set forth in Section 11 hereof shall be true and correct on and as of the Covenant Effective Date.

(c) All fees payable and expenses reimbursable in connection with this Amendment (including the fees, charges and disbursements of Cravath, Swaine & Moore LLP, Lawrence Graham, Hengeler Mueller and Loyens & Loeff, counsel for the Agents) shall have been paid or shall simultaneously be paid in full to the extent invoiced.

The Administrative Agent shall notify the Company and the Lenders of the Covenant Effective Date, and such notice shall be conclusive and binding.

SECTION 14. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 15. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic image scan shall be effective as delivery of a manually executed counterpart hereof.

SECTION 16. Amendment Fee. The Company agrees to pay to the Administrative Agent, for the account of each Lender that consents to this Amendment, an amendment fee (the “Amendment Fee”) in an amount equal to 10 basis points on the amounts of the consenting Lenders’ commitments under the Revolving Credit Agreement. The Amendment Fees will be earned and payable upon the earlier of the Reorganization Effective Date or the Covenant Effective Date.

SECTION 17. Expenses. The Company agrees to reimburse the Agents for their reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, Lawrence Graham, Hengeler Mueller and Loyens & Loeff, each counsel to the Agents.

SECTION 18. Revolving Credit Agreement. Except as specifically stated herein, the Revolving Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms “Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Revolving Credit Agreement as modified hereby. For the avoidance of doubt, this Amendment shall be treated as a “Loan Document”, as such term is defined in the Revolving Credit Agreement.

SECTION 19. Power of Attorney Related to the New Dutch Pledge Agreement. Upon the Reorganization Effective Date, the Lenders whose signatures appear on the signature pages hereto, constituting at least the Required Lenders, hereby (a) authorize and direct the Collateral Agent, on behalf of and in the name of such Lenders, to execute and deliver the New Dutch Pledge Agreement, (b) authorize the Collateral Agent to appoint any agents or attorneys to execute and deliver any document, or otherwise to act, on behalf of and in the name of the Collateral Agent for such purposes and (c) authorize the Collateral Agent to do any and all acts and to make any and all declarations which are deemed necessary or appropriate by the Collateral Agent for such purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

THE READER’S DIGEST ASSOCIATION, INC.,
by:
/s/ William H. Magill
Name: William H. Magill Title: Vice President and Treasurer

BOOKS ARE FUN, LTD.,
by:
/s/ William H. Magill
Name: William H. Magill Title: Vice President and Treasurer

QSP, INC.,
by:
/s/ William H. Magill
Name: William H. Magill Title: Vice President and Treasurer

REIMAN MEDIA GROUP, INC.,
by:
/s/ William H. Magill
Name: William H. Magill Title: Vice President and Treasurer

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent and Collateral Agent,
by:
/s/ Randolph Cates
Name: Randolph Cates Title: Vice President

To approve the Second Amendment and Consent to the Revolving Credit Agreement:

Name of Institution: ABN AMBRO BANK N.V. as a Lender,
by:
/s/ Frances O’R. Logan
Name: Frances O’R. Logan Title: Managing Director
/s/ John Jankowski
Name: John Jankowski Title: Assistant Vice President

To approve the Second Amendment and Consent to the Revolving Credit Agreement:

Name of Institution: Bank of America, N.A as a Lender,
by:
/s/ Peter Vanderhorst
Name: Peter Vanderhorst Title: Principal

To approve the Second Amendment and Consent to the Revolving Credit Agreement:

Name of Institution: Goldman Sachs Credit Partners L.P. as a Lender,
by:
/s/ James Balcom
Name: James Balcom Title: Authorized Signatory

To approve the Second Amendment and Consent to the Revolving Credit Agreement:

Name of Institution: HSBC Bank USA, National Association as a Lender,
by:
/s/ William L. Meli
Name: William L. Meli Title: Vice President

To approve the Second Amendment and Consent to the Revolving Credit Agreement:

Name of Institution: Hizuho Corporate Bank Ltd. as a Lender,
by:
/s/ Raymond Ventura
Name: Raymond Ventura Title: Deputy General Manager

To approve the Second Amendment and Consent to the Revolving Credit Agreement:

Name of Institution: National Australia Bank Limited as a Lender,
by:
/s/ Eduardo Salazar
Name: Eduardo Salazar Title: Senior Vice President and Head of Corporate Banking

To approve the Second Amendment and Consent to the Revolving Credit Agreement:

Name of Institution: The Northern Trust Company as a Lender,
by:
/s/ Jeffrey B. Clark
Name: Jeffrey B. Clark Title: Senior Vice President

To approve the Second Amendment and Consent to the Revolving Credit Agreement:

Name of Institution: Toronto Dominion (Texas) LLC as a Lender,
by:
/s/ Debbi L. Brito
Name: Debbi L. Brito Title: Authorized Signatory

To approve the Second Amendment and Consent to the Revolving Credit Agreement:

Name of Institution: Wachovia Bank, National Association as a Lender,
by:
/s/ John Brady
Name: John Brady Title: Director

To approve the Second Amendment and Consent to the Revolving Credit Agreement:

Name of Institution: Loan Funding XIII LLC for itself or as agent for Corporate Funding XIII as a Lender, by:
/s/ Brian C. Carlson
Name: Brian C. Carlson Title: Principal Silvermine Capital Management LLC

To approve the Second Amendment and Consent to the Revolving Credit Agreement:

Name of Institution: Commerzbank, AG, New York and Grand Cayman as a Lender,
by:
/s/ Robert S. Taylor
Name: Robert S. Taylor Title: Senior Vice President
/s/ Barbara Peters
Name: Barbara Peters Title: Assistant Treasurer

To approve the Second Amendment and Consent to the Revolving Credit Agreement:

Name of Institution: The Royal Bank of Scotland PLC as a Lender,
by:
/s/ Vincent Fitzgerald
Name: Vincent Fitzgerald Title: Managing Director